                                                                    EXHIBIT 99.1

                                 [PINNACLE LOGO]
FOR IMMEDIATE RELEASE

                        MEDIA CONTACT:       Vicki Kessler  615-320-7532
                        FINANCIAL CONTACT:   Harold Carpenter  615-744-3742
                        WEBSITE:             www.pnfp.com

              PINNACLE FINANCIAL REPORTS CONTINUED RAPID GROWTH AND
                                 RECORD EARNINGS

       ASSETS GROW TO $979 MILLION AND DILUTED EARNINGS PER SHARE IS $0.22

      NASHVILLE, Tenn., Oct. 18, 2005 - Pinnacle Financial Partners Inc. (Nasdaq: PNFP) today reported record earnings for the quarter ended Sept. 30, 2005.

THIRD QUARTER 2005 HIGHLIGHTS:

            - Record net income of $2.08 million, up 49.5 percent from the prior year's $1.39 million

            - Record diluted earnings per share of $0.22, up 37.5 percent from the prior year's $0.16

            -     Strong balance sheet growth:

                    - Average loans up 50 percent from the same period last year

                    - Average total deposits up 51 percent from the same period last year, with average noninterest bearing demand deposit accounts up 54 percent from the same period last year

            -     Superior credit quality:

                    - Past due loans over 30 days of only 0.10 percent of total loans

                    - Nonperforming assets of only 0.01 percent of total loans and other real estate

      "We are again reporting continued rapid growth in assets and earnings," said M. Terry Turner, president and CEO of Pinnacle Financial Partners. "As we approach our fifth anniversary later this month, it is gratifying to continue to set new quarterly records in many categories, including deposit growth. Based on our performance in the third quarter we fully expect to exceed our previous guidance of $1 billion in assets by the end of 2005."

Pinnacle Reports Continued Growth - 2 of 7

FINANCIAL PERFORMANCE

            - Return on average assets for the quarter ended Sept. 30, 2005, was 0.90 percent compared to 0.89 percent for the same quarter last year.

            - Return on average stockholders' equity for the quarter ended Sept. 30, 2005, was 13.23 percent compared to 12.58 percent for the same quarter last year.

      Total assets grew to $979 million as of Sept. 30, 2005, up $293 million or 43 percent from the $685 million reported at Sept. 30, 2004. Loans as of Sept. 30, 2005, were $604 million, up $169 million or 39 percent from the $435 million reported at Sept. 30, 2004. Total deposits increased to $789 million at Sept. 30, 2005, or 46 percent higher than the $542 million reported a year ago.

REVENUE

            - Revenue (the sum of net interest income and noninterest income) for the quarter ended Sept. 30, 2005 amounted to $8.8 million compared to $6.9 million for the same quarter of last year, an increase of 27.0 percent.

            - Net interest income for the quarter ended Sept. 30, 2005, was $7.46 million compared to $5.30 million for the quarter ended Sept. 30, 2004, an increase of 40.7 percent.

                     -     Net interest margin for the third quarter of 2005 was
                           3.48 percent, compared to a net interest margin of
                           3.62 percent reported during the third quarter in 2004 and 3.57 percent for the second quarter of 2005.

                     - Percentage of daily floating rate loans to total loans was 56.4 percent at Sept. 30, 2005.

            - Noninterest income for the quarter ended Sept. 30, 2005, was $1,299,000 compared to $1,593,000 during the same quarter in 2004, a decrease of 18.4 percent.

      "The decline in our net interest margin during the third quarter of 2005 was due to several factors, with the primary contributors being continued increases in deposit rates and our decision to maintain increased liquidity throughout the quarter," said Harold Carpenter, chief financial officer of Pinnacle Financial Partners. "Our marketing and customer retention activities yielded significant deposit growth during the third quarter. Based on current sales pipelines, we anticipate another strong quarter of loan growth in the fourth quarter of 2005. This puts Pinnacle in a great position to deploy this excess liquidity rapidly. Our internal

Pinnacle Reports Continued Growth - 3 of 7

models continue to indicate that our balance sheet remains structurally asset sensitive. Although Nashville continues to be a very competitive deposit pricing market, we believe we should maintain our net interest margin for the remainder of the year. Even though our margin was less than we anticipated, our growth continues to provide the top line revenues we require to meet our objectives. Our net interest income was approximately $7.5 million for the third quarter, compared to $6.8 million in the second quarter of 2005 and compared to $5.3 million in the same period last year. This represents a year over year growth of 41 percent in net interest income which we directly attribute to our associates continuing to increase the number of profitable loan and deposit relationships at our firm."

      At June 30, 2005, the ratio of investment securities to total assets declined to 25.2 percent from the 28.2 percent reported a year ago. Pinnacle anticipates that this ratio will approximate 25.0 to 27.0 percent for the remainder of 2005, representing a slight shift in asset mix.

      Noninterest income was $1,299,000 during the third quarter of 2005, compared to $1,593,000 for the same period last year, a decrease of $294,000. Gains on sales of loan participations and investment securities were lower between the two quarters by $246,000 and $109,000, respectively. For the quarter ended Sept. 30, 2005, noninterest income represented approximately 14.8 percent of total revenues, compared to 23.1 percent for the same quarter in 2004.

NONINTEREST EXPENSE

            - Noninterest expense for the quarter ended June 30, 2005, was $5.52 million, compared to $3.92 million for the same quarter in 2004.

            - Efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 63.1 percent during the third quarter of 2005, compared to 56.9 percent during the third quarter of 2004.

      Compensation and employee benefits expense increased approximately 38.9 percent over the same quarter last year due primarily to an increase in personnel. At Sept. 30, 2005, Pinnacle employed 153 full-time equivalent personnel compared to 116 at Sept. 30, 2004, an increase of approximately 32 percent. Equipment and occupancy expenses increased 76.1 percent over the same period last year due in large part to increased square footage for

Pinnacle Reports Continued Growth - 4 of 7

operating units at the firm's downtown Nashville location and additional branch offices, including the West End location in Davidson County, the Franklin location in Williamson County and the Hendersonville location in Sumner County.

CREDIT QUALITY

            - Provision for loan losses was $366,000 for the third quarter of 2005, compared to $1,012,000 in the third quarter in 2004. The following impacted the amount of the provision for loan losses in the third quarter of 2005 when compared to the same period in 2004:

                     - Loan growth in the third quarter of 2005 of $47 million, compared to loan growth of $80 million in the third quarter of 2004.

                     - During the third quarter of 2005, a $230,000 recovery was recorded from a previously charged-off commercial loan. This recovery exceeded gross charge-offs of $26,000 during the quarter, resulting in the firm reporting net recoveries of $206,000 in the third quarter of 2005 compared to net charge-offs of $43,000 during the same period in 2004.

            - Allowance for loan losses represented 1.20 percent of total loans at Sept. 30, 2005, compared to 1.26 percent at June 30, 2004.

                     - With the significant recovery noted above, the firm's recoveries have exceeded gross charge-off's such that on an annualized basis, the net recovered position approximates (0.03) percent of average loans for 2005 compared to a net charge-off position of 0.04 percent for 2004.

                     - Nonperforming assets as a percentage of total loans and other real estate decreased to 0.01 percent at Sept. 30, 2005, from 0.31 percent at Sept. 30, 2004.

      "We remain extremely pleased with the credit quality of our firm," said Turner. "In the first nine months of this year, asset quality indicators have been excellent. We continue to believe that our asset quality is a key predictor of our ability to create long-term shareholder value."

OTHER THIRD QUARTER 2005 DEVELOPMENTS

                  - Pinnacle continued to focus on treasury management services and growth in demand deposit accounts. For the quarter ended September 30, 2005, average noninterest-bearing deposit balances averaged $125 million compared to $85

Pinnacle Reports Continued Growth - 5 of 7

                        million for the same quarter last year, an increase of 47 percent. "Average noninterest bearing demand accounts increased by $14 million during the third quarter of 2005," said Robert A. McCabe Jr., chairman of Pinnacle's board of directors. "We are very pleased with our progress in making Pinnacle the premier treasury management firm in Nashville."

                  - Pinnacle concluded the offering of $20 million in trust preferred securities to provide regulatory capital to support Pinnacle's continued rapid growth.

                  - Pinnacle grew to 155 associates (153 full-time equivalent) at Sept. 30, 2005, with 107 working in client contact areas and 48 in operational and corporate areas. This represents an increase of 32 employees from the 123 employees as of Dec. 31, 2004. Pinnacle's annual retention rate was 96 percent at Sept. 30, 2005, representing a very high level of engagement for Pinnacle's associates. Approximately eight associate additions are currently planned for the remainder of 2005, including five in client contact areas.

                  - Pinnacle is considering a ninth location to be opened in 2006 in the Donelson/Hermitage area of Davidson County within the Nashville-Davidson-Murfreesboro MSA. Additionally, Pinnacle has been successful in recruiting a 16-year veteran from a large regional bank holding company to lead Pinnacle's efforts at that location.

PROGRESS OF CAVALRY ACQUISITION

      On October 3, 2005, Pinnacle reported that the firm had entered into a definitive agreement to acquire the common stock of Cavalry Bancorp, a one-bank holding company in Murfreesboro, Tenn. with assets of $632 million as of September 30, 2005. Since that date:

            - The two companies have announced the formation of a joint merger integration team to be led by Hugh M. Queener of Pinnacle and Bill Jones of Cavalry.

            - Pinnacle filed a Form S-4 with the Securities and Exchange Commission on Oct. 17, 2005, detailing various aspects of the merger and the information to be included in the companies' joint proxy statement/prospectus.

INVESTMENT OUTLOOK

      Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its fourth quarter 2005 diluted earnings per share will approximate $0.23, exclusive of merger-related charges, if any. As a result, Pinnacle's estimate for diluted

Pinnacle Reports Continued Growth - 6 of 7

earnings per share for the year ending Dec. 31, 2005, is projected to be approximately $0.85 per fully diluted share. Pinnacle currently estimates total asset balances will exceed $1 billion by the end of 2005 as a result of continued organic growth. Pinnacle continues to anticipate significant loan demand for the remainder of 2005 and early 2006 and, as a result, has considered the increased provision for loan losses associated with increased loan balances in these estimates.

      In its Oct. 3, 2005, news release, Pinnacle also included earnings guidance estimates for 2006 of $1.14 to $1.22 per fully diluted share which includes an estimate for compensation expense related to the expensing of stock options that have been and may be granted to employees under the firm's broad-based stock option plans.

      As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments, including the execution of any initiative involving the development of any market other than the current Nashville-Davidson County-Murfreesboro franchise, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated, may cause the actual results of Pinnacle to differ materially from these estimates.

      Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners/operators. Pinnacle provides financial planning services by a certified financial planner (CFP (R)), and a number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.

      Pinnacle opened its first office in October 2000 in Commerce Center in downtown Nashville. Since then the firm has added Nashville offices in the Rivergate, Green Hills and West End areas; in Hendersonville in Sumner County; and in the Brentwood, Cool Springs and Franklin areas in Williamson County.

      Additional information concerning Pinnacle can be accessed at www.pnfp.com.

                                       ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates, (iii) increased competition with other financial institutions, (iv) lack of

Pinnacle Reports Continued Growth - 7 of 7

sustained growth in the economy in the Nashville, Tennessee area, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans including the consummation of its merger with Cavalry Bancorp and (viii) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

This communication is not a solicitation of a proxy from any security holder of Pinnacle Financial Partners, Inc. or Cavalry Bancorp, Inc. Pinnacle has filed a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") in connection with the proposed merger of Pinnacle and Cavalry. The Form S-4 contains a joint proxy statement/prospectus and other documents for the shareholders' meeting of Pinnacle and Cavalry at which time the proposed merger will be considered. The Form S-4 and joint proxy statement/prospectus contain important information about Pinnacle, Cavalry, the merger and related matters.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, CAVALRY AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention:
Investor Relations (615) 744-3710 or Cavalry Bancorp, 114 West College Street, P.O. Box 188, Murfreesboro, TN 37133, Attention: Investor Relations (615) 849-2272.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

PARTICIPANTS IN THE SOLICITATION

The directors and executive officers of Pinnacle and Cavalry may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information about Pinnacle's directors and executive officers is contained in the proxy statement filed by Pinnacle with the Securities and Exchange Commission on March 14, 2005, which is available on Pinnacle's web site (www.pnfp.com) and at the address provided above. Information about Cavalry's directors and executive officers is contained in the proxy statement filed by Cavalry with the Securities and Exchange Commission on March 18, 2005, which is available on Cavalry's website (www.cavb.com). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the Securities and Exchange Commission when they become available.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

                                                                                    SEPTEMBER 30,         DECEMBER 31,
                                                                                        2005                 2004
                                                                                    -------------         ------------
ASSETS

Cash and noninterest-bearing due from banks..................................      $    19,192,529       $    15,243,796
Interest-bearing due from banks .............................................            2,473,308               379,047
Federal funds sold ..........................................................           75,405,514            11,122,944
                                                                                   ---------------       ---------------
    Cash and cash equivalents ...............................................           97,071,351            26,745,787

Securities available-for-sale, at fair value ................................          219,564,463           180,573,820
Securities held-to-maturity (fair value of $26,798,072 and $27,134,913
  at September 30, 2005 and December 31, 2004, respectively) ................           27,349,837            27,596,159
Mortgage loans held-for-sale ................................................            6,363,441             1,634,900

Loans .......................................................................          604,225,108           472,362,219
Less allowance for loan losses ..............................................           (7,231,378)           (5,650,014)
                                                                                   ---------------       ---------------
    Loans, net ..............................................................          596,993,730           466,712,205

Premises and equipment, net .................................................           13,082,736            11,130,671
Investments in unconsolidated subsidiaries and other entities ...............            6,170,626             3,907,807
Accrued interest receivable .................................................            3,764,836             2,639,548
Other assets ................................................................            8,177,820             6,198,553
                                                                                   ---------------       ---------------
        Total assets.........................................................      $   978,538,840       $   727,139,450
                                                                                   ===============       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
    Noninterest-bearing demand...............................................      $   154,440,038       $   114,318,024
    Interest-bearing demand .................................................           68,956,596            51,751,320
    Savings and money market accounts .......................................          292,021,828           199,058,240
    Time ....................................................................          273,209,264           205,599,425
                                                                                   ---------------       ---------------
        Total deposits ......................................................          788,627,726           570,727,009
Securities sold under agreements to repurchase ..............................           67,651,789            31,927,860
Federal Home Loan Bank advances .............................................           24,500,000            53,500,000
Subordinated debt ...........................................................           30,929,000            10,310,000
Accrued interest payable ....................................................            1,515,140               769,300
Other liabilities ...........................................................            2,432,117             2,025,106
                                                                                   ---------------       ---------------
        Total liabilities ...................................................          915,655,772           669,259,275

Stockholders' equity:
    Preferred stock, no par value; 10,000,000 shares authorized; no shares
       issued and outstanding ........................ ......................                    -                     -
    Common stock, par value $1.00; 20,000,000 shares authorized; 8,424,217 issued and outstanding at September 30, 2005 and 8,389,232 issued
       and outstanding at December 31, 2004 .................................            8,424,217             8,389,232
    Additional paid-in capital ..............................................           44,885,859            44,376,307
    Unearned compensation ...................................................             (309,297)              (37,250)
    Retained earnings .......................................................           10,936,377             5,127,023
    Accumulated other comprehensive (loss) income, net ......................           (1,054,088)               24,863
                                                                                   ---------------       ---------------
        Total stockholders' equity ..........................................           62,883,068            57,880,175
                                                                                   ---------------       ---------------
        Total liabilities and stockholders' equity ..........................      $   978,538,840       $   727,139,450
                                                                                   ===============       ===============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

                                                                        THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                           SEPTEMBER 30,                     SEPTEMBER 30,
                                                                      2005             2004             2005             2004
                                                                   -----------      -----------      -----------      -----------
INTEREST INCOME:
    Loans, including fees ...................................      $ 9,470,954      $ 5,172,042      $24,427,821      $13,624,552
    Securities, available-for-sale
        Taxable .............................................        2,245,019        1,840,366        6,401,537        4,946,370
        Tax-exempt ..........................................          318,235          124,780          758,572          309,765
    Federal funds sold and other ............................          344,498           76,563          601,468          224,644
                                                                   -----------      -----------      -----------      -----------
        Total interest income ...............................       12,378,706        7,213,751       32,189,398       19,105,331
                                                                   -----------      -----------      -----------      -----------

INTEREST EXPENSE:
    Deposits ................................................        3,968,648        1,493,652        8,999,838        3,992,890
    Securities sold under agreements to repurchase ..........          399,731           33,417          803,114           54,090
    Federal funds purchased and other borrowings ............          554,694          388,311        1,635,506        1,071,873
                                                                   -----------      -----------      -----------      -----------
        Total interest expense ..............................        4,923,073        1,915,380       11,438,458        5,118,853
                                                                   -----------      -----------      -----------      -----------
        Net interest income .................................        7,455,633        5,298,371       20,750,940       13,986,478
PROVISION FOR LOAN LOSSES ...................................          366,304        1,012,000        1,450,244        1,814,322
                                                                   -----------      -----------      -----------      -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES .........        7,089,329        4,286,371       19,300,696       12,172,156

NONINTEREST INCOME:
    Service charges on deposit accounts .....................          228,994          311,372          732,130          706,425
    Investment services .....................................          474,354          464,468        1,403,231        1,258,563
    Gain (loss) on loans and loan participations
       sold (1) (2) .........................................          348,577          552,604          899,393          979,621
    Gain on sale of investment securities, net ..............                -          108,843          114,410          357,196
    Other noninterest income ................................          247,208          155,382          743,689          430,220
                                                                   -----------      -----------      -----------      -----------
        Total noninterest income ............................        1,299,133        1,592,669        3,892,853        3,732,025
                                                                   -----------      -----------      -----------      -----------

NONINTEREST EXPENSE:
    Compensation and employee benefits (2) ..................        3,410,436        2,455,692        9,491,712        6,773,914
    Equipment and occupancy .................................        1,034,661          587,649        2,712,624        1,628,392
    Marketing and other business development ................          186,430          157,894          479,313          462,843
    Postage and supplies ....................................          159,782          154,042          453,716          377,306
    Other noninterest expense ...............................          729,528          563,333        1,927,564        1,433,917
                                                                   -----------      -----------      -----------      -----------
        Total noninterest expense ...........................        5,520,837        3,918,610       15,064,929       10,676,372
                                                                   -----------      -----------      -----------      -----------
INCOME BEFORE INCOME TAXES ..................................        2,867,625        1,960,430        8,128,620        5,227,809
    Income tax expense ......................................          789,382          569,897        2,311,455        1,597,779
                                                                   -----------      -----------      -----------      -----------
NET INCOME ..................................................      $ 2,078,243      $ 1,390,533      $ 5,817,165      $ 3,630,030
                                                                   ===========      ===========      ===========      ===========

PER SHARE INFORMATION:
    Basic net income per common share .......................      $      0.25      $      0.18      $      0.69      $      0.48
                                                                   ===========      ===========      ===========      ===========
    Diluted net income per common share............ .........      $      0.22      $      0.16      $      0.62      $      0.43
                                                                   ===========      ===========      ===========      ===========

    Weighted average shares outstanding:
        Basic ...............................................        8,417,980        7,832,512        8,402,916        7,537,856
        Diluted .............................................        9,495,187        8,857,015        9,455,756        8,451,439

-------------------
(1) AMOUNTS REFLECT THE RECLASSIFICATION OF NONINTEREST INCOME PREVIOUSLY REPORTED AS "FEES FROM THE ORIGINATION OF MORTGAGE LOANS" TO "GAIN ON LOANS AND LOAN PARTICIPATIONS SOLD" TO CONFORM WITH THE PRESENTATION IN 2005.

(2) SALES COMMISSION EXPENSES ASSOCIATED WITH MORTGAGE LOAN ORIGINATIONS PREVIOUSLY INCLUDED IN "COMPENSATION AND EMPLOYEE BENEFITS" HAVE BEEN RECLASSIFIED IN 2004 TO OFFSET NONINTEREST INCOME INCLUDED IN "GAIN ON LOANS AND LOAN PARTICIPATIONS SOLD".

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS - UNAUDITED

                                                   THREE MONTHS ENDED                         THREE MONTHS ENDED
(DOLLARS IN THOUSANDS)                             SEPTEMBER 30, 2005                         SEPTEMBER 30, 2004
                                          ---------------------------------------    --------------------------------------
                                           AVERAGE                         YIELD/    AVERAGE                         YIELD/
                                           BALANCES       INTEREST         RATE(1)   BALANCES       INTEREST         RATE(1)
                                          ---------       --------         -------   --------       --------         -------
Interest-earning assets:
  Loans................................   $ 587,902       $  9,471          6.40%    $392,220       $  5,172          5.25%
  Securities:
    Taxable ...........................     205,213          2,245          4.34      170,446          1,840          4.30
    Tax-exempt ........................      35,312            318          4.72       13,275            125          4.80
  Federal funds sold ..................      34,204            282          3.27       10,503             35          1.32
  Other ...............................       4,075             63          7.02        3,110             42          6.08
                                          ---------       --------          ----     --------       --------          ----
    Total interest-earning assets .....     866,706         12,379          5.73      589,554          7,214          4.90
                                                          --------          ----                    --------          ----
Noninterest-earning assets.............      48,095                                    29,140
                                          ---------                                  --------
  Total assets.........................   $ 914,801                                  $618,694
                                          =========                                  ========

Interest-bearing liabilities:
  Interest-bearing deposits:
    Interest checking..................   $  64,369            242          1.49     $ 40,045             48          0.48
    Savings and money market...........     266,327          1,408          2.10      173,577            374          0.86
    Certificates of deposit............     274,303          2,319          3.35      186,596          1,072          2.29
                                          ---------       --------          ----     --------       --------          ----
       Total interest-bearing
          deposits ....................     604,999          3,969          2.60      400,218          1,494          1.48
  Securities sold under agreements to
    repurchase.........................      63,337            400          2.50       25,953             33          0.51
  Federal funds purchased and other....           -              -             -        1,871              7          4.45
  Federal Home Loan Bank advances......      41,456            336          3.22       49,000            267          2.16
  Subordinated debt....................      13,896            218          6.22       10,310            115          4.43
                                          ---------       --------          ----     --------       --------          ----
    Total interest-bearing
       liabilities ....................     723,688            954          3.19      487,352            422          1.93
Non-interest bearing demand deposits...     125,447              -             -       85,082              -             -
                                          ---------       --------          ----     --------       --------          ----
    Total deposits and interest-bearing
       liabilities.....................     849,135          4,923          2.30      572,434          1,916          1.33
                                                          --------          ----                    --------          ----
Other liabilities......................       3,328                                     2,392
Stockholders' equity...................      62,338                                    43,868
                                          ---------                                  --------
  Total liabilities and stockholders'
     equity ...........................   $ 914,801                                  $618,694
                                          =========                                  ========

Net interest income....................                   $  7,456                                  $  5,298
                                                          ========                                  ========
  Net interest spread (2)..............                                     3.02%                                     3.33%
  Net interest margin (3)..............                                     3.48%                                     3.62%

------------------
(1)   Yields computed on tax-exempt instruments on a tax equivalent basis.

(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3) Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS - UNAUDITED

                                                       NINE MONTHS ENDED                      NINE MONTHS ENDED
(DOLLARS IN THOUSANDS)                                 SEPTEMBER 30, 2005                     SEPTEMBER 30, 2004
                                              ------------------------------------   ------------------------------------
                                              AVERAGE                       YIELD/   AVERAGE                       YIELD/
                                              BALANCES      INTEREST        RATE(1)  BALANCES      INTEREST        RATE(1)
                                              --------      --------        -------  --------      --------        -------
Interest-earning assets:
  Loans ................................      $537,842      $ 24,428         6.08%   $348,180      $ 13,625         5.23%
  Securities:
    Taxable ............................       194,993         6,401         4.39     156,000         4,946         4.24
    Tax-exempt .........................        28,657           758         4.67      11,572           310         4.61
  Federal funds sold ...................        19,311           436         3.02      14,527           110         1.01
  Other ................................         3,694           166         6.92       2,786           115         6.22
                                              --------      --------         ----    --------      --------         ----
    Total interest-earning assets ......       784,497        32,189         5.53     533,065        19,105         4.82
                                                            --------         ----                  --------         ----
Noninterest-earning assets .............        46,846                                 27,732
                                              --------                               --------
  Total assets .........................      $831,343                               $560,797
                                              ========                               ========

Interest-bearing liabilities:
  Interest-bearing deposits:
    Interest checking ..................      $ 59,919           403         0.90    $ 36,886           134         0.48
    Savings and money market ...........       235,697         3,012         1.71     158,507           956         0.81
    Certificates of deposit ............       247,773         5,585         3.01     167,870         2,903         2.23
                                              --------      --------         ----    --------      --------         ----
       Total interest-bearing deposits..       543,389         9,000         2.21     369,505         3,993         1.44
  Securities sold under agreements to
    repurchase .........................        50,456           803         2.13      19,448            54         0.37
  Federal funds purchased and other ....         1,796            45         3.31       2,113            21         1.33
  Federal Home Loan Bank advances ......        48,880         1,084         2.97      45,705           743         2.17
  Subordinated debt ....................        11,505           506         5.89      10,310           308         3.99
                                              --------      --------         ----    --------      --------         ----
    Total interest-bearing liabilities..       656,027         2,438         2.89     447,081         1,126         1.53
Non-interest bearing demand deposits ...       112,771             -            -      73,116             -            -
                                              --------      --------         ----    --------      --------         ----
    Total deposits and interest-bearing
         liabilities ...................       768,798        11,438         1.99     520,197         5,119         1.31
                                                            --------         ----                  --------         ----
Other liabilities ......................         2,436                                  2,228
Stockholders' equity ...................        60,109                                 38,372
                                              --------                               --------
  Total liabilities and stockholders'
     equity ............................      $831,343                               $560,797
                                              ========                               ========

Net interest income.....................                    $ 20,751                               $ 13,986
                                                            ========                               ========
  Net interest spread (2)...............                                     3.20%                                  3.29%
  Net interest margin (3)...............                                     3.60%                                  3.55%

------------
(1)   Yields computed on tax-exempt instruments on a tax equivalent basis.

(2) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.

(3) Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

 (DOLLARS IN THOUSANDS,                       SEPT           JUNE            MAR            DEC           SEPT           JUNE
    EXCEPT PER SHARE DATA)                    2005           2005            2005           2004          2004           2004
                                              ----           ----            ----           ----          ----           ----
BALANCE SHEET DATA, AT QUARTER END:
  Total assets ........................    $  978,539        872,076        787,436        727,139        685,408        586,313
  Total loans .........................       604,225        556,786        516,733        472,362        434,909        355,267
  Allowance for loan losses ...........        (7,231)        (6,659)        (6,198)        (5,650)        (5,434)        (4,466)
  Securities ..........................       246,914        227,938        202,223        208,170        191,323        165,528
  Noninterest-bearing deposits ........       154,440        142,794        119,212        114,318        107,469         82,491
  Total deposits ......................       788,628        689,919        619,021        570,727        541,859        467,321
  Securities sold under agreements to
    repurchase ........................        67,652         57,677         46,388         31,928         22,958         23,772
  Advances from FHLB ..................        24,500         49,500         51,500         53,500         51,500         47,500
  Subordinated debt ...................        30,929         10,310         10,310         10,310         10,310         10,310
  Total stockholders' equity ..........        62,883         61,501         57,657         57,880         56,668         35,125

BALANCE SHEET DATA, QUARTERLY AVERAGES:
  Total assets ........................    $  914,801        822,344        756,884        707,131        618,694        555,437
  Total loans .........................       587,902        537,313        488,313        448,611        392,220        343,974
  Securities ..........................       240,525        222,172        208,253        203,728        183,721        169,192
  Total earning assets ................       866,706        778,094        708,690        670,839        589,554        527,070
  Noninterest-bearing deposits ........       125,447        111,937        100,929         95,123         85,082         72,812
  Total deposits ......................       730,446        640,676        597,358        562,936        485,300        439,964
  Securities sold under
     agreements to repurchase .........        63,337         49,883         38,149         23,520         25,953         17,523
  Advances from FHLB ..................        41,456         54,951         50,233         48,022         49,000         45,736
  Subordinated debt ...................        13,896         10,310         10,310         10,310         10,310         10,310
  Total stockholders' equity ..........        62,338         59,569         58,420         57,721         43,868         35,542

STATEMENT OF OPERATIONS DATA,
FOR THE THREE MONTHS ENDED:
  Interest income .....................    $   12,379         10,544          9,270          8,574          7,214          6,225
  Interest expense ....................         4,923          3,749          2,767          2,296          1,915          1,689
                                           ----------      ---------      ---------      ---------      ---------      ---------
    Net interest income ...............         7,456          6,795          6,503          6,278          5,299          4,536
  Provision for loan losses ...........           366            483            601          1,134          1,012            449
                                           ----------      ---------      ---------      ---------      ---------      ---------
  Net interest income after
    provision for loan losses .........         7,089          6,312          5,902          5,144          4,287          4,087
  Noninterest income ..................         1,299          1,413          1,178          1,246          1,593          1,067
  Noninterest expense .................         5,521          4,963          4,581          4,127          3,919          3,499
                                           ----------      ---------      ---------      ---------      ---------      ---------
   Income before taxes ................         2,867          2,762          2,499          2,263          1,961          1,655
   Income tax expense .................           789            803            719            574            570            487
                                           ----------      ---------      ---------      ---------      ---------      ---------
     Net income........................    $    2,078          1,959          1,780          1,689          1,391          1,168
                                           ==========      =========      =========      =========      =========      =========

PER SHARE DATA:
  Earnings - basic.....................    $     0.25           0.23           0.21           0.20           0.18           0.16
  Earnings - diluted...................    $     0.22           0.21           0.19           0.18           0.16           0.14
  Book value at quarter end (1)........    $     7.45           7.32           6.87           6.90           6.75           4.74

  Weighted avg. shares - basic ........     8,417,980      8,401,198      8,389,256      8,389,232      7,832,512      7,397,920
  Weighted avg. shares - diluted ......     9,495,187      9,434,260      9,437,183      9,448,696      8,857,015      8,279,114
  Common shares outstanding ...........     8,424,217      8,405,891      8,391,371      8,389,232      8,389,232      7,404,586

CAPITAL RATIOS (2):
  Equity to total assets ..............           6.4%           7.1%           7.3%           8.0%           8.3%           6.0%
  Leverage ............................          10.4%           8.8%           9.2%           9.7%          10.9%           8.4%
  Tier one risk-based .................          12.1%          10.0%          10.6%          11.7%          12.4%          10.2%
  Total risk-based ....................          13.0%          10.9%          11.5%          12.7%          13.4%          11.2%

INVESTOR INFORMATION:
  Closing sales price..................    $    25.18          24.00          20.72          22.62          21.50          18.30
  High sales price during quarter......    $    26.65          25.14          24.05          25.10          23.70          18.67
  Low sales price during quarter.......    $    22.67          20.50          20.72          22.05          17.70          13.50

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(DOLLARS IN THOUSANDS,                           SEPT          JUNE          MAR          DEC           SEPT           JUNE
    EXCEPT PER SHARE DATA)                       2005          2005         2005         2004           2004           2004
                                                 ----          ----         ----         ----           ----           ----
PERFORMANCE RATIOS AND OTHER DATA:
  Return on avg. assets (3) .............         0.90%         0.96%        0.96%        0.95%          0.89%          0.82%
  Return on avg. equity (3) .............        13.23%        13.21%       12.48%       11.61%         12.58%         12.83%
  Net interest margin (4) ...............         3.48%         3.57%        3.78%        3.78%          3.62%          3.51%
  Noninterest income to total
     revenue (5) ........................         14.8%         17.2%        15.3%        16.6%          23.1%          19.0%
  Noninterest income to avg. assets (3)..         0.56%         0.69%        0.62%        0.70%          1.03%          0.77%
  Noninterest exp. to avg. assets (3) ...         2.39%         2.42%        2.42%        2.33%          2.53%          2.52%
  Efficiency ratio (6) ..................         63.1%         60.4%        59.6%        54.9%          56.9%          62.4%
  Avg. loans to average deposits ........         80.5%         83.9%        81.7%        79.7%          80.8%          78.2%
  Securities to total assets ............         25.2%         26.1%        25.7%        29.1%          27.9%          28.2%
  Average interest-earning assets to
     average interest-bearing
     liabilities ........................        119.8%        120.0%       119.0%       121.9%         121.0%         118.3%
  Brokered time deposits to
     total deposits .....................          7.2%          8.6%         8.3%         7.6%           8.2%           8.8%

SELECTED GROWTH RATES, LAST
 TWELVE MONTHS (7):
  Total average assets ..................         47.9%         48.6%        48.9%        55.6%          52.3%          52.0%
  Average loans .........................         49.9%         56.2%        59.3%        58.3%          45.4%          40.2%
  Total average deposits ................         50.5%         46.3%        48.4%        58.2%          54.4%          58.5%

  Total revenue (5) .....................         27.0%         46.6%        45.4%        58.6%          58.1%          48.2%
  Total noninterest expense .............         40.9%         41.9%        38.0%        29.1%          38.4%          34.9%
  Diluted earnings per share ............         37.5%         50.0%        46.2%        68.3%          58.5%         104.0%

ASSET QUALITY INFORMATION AND RATIOS:
  Nonaccrual loans and other
     real estate .......... .............      $    61           596          596          561          1,332          1,339
  Past due loans over 90 days and
     still accruing interest ............      $     8            66           47          146             95             35
  Net loan charge-offs (recoveries) (8)..      $  (206)           22           53          918             43             25
  Allowance for loan
     losses to total loans ..............         1.20%         1.20%        1.20%        1.20%          1.25%          1.26%
  As a percentage of total loans and ORE:
        Past due loans over 30 days .....         0.10%         0.21%        0.27%        0.37%          0.69%          0.21%
        Nonperforming assets ............         0.01%         0.11%        0.12%        0.12%          0.31%          0.38%
        Potential problem loans (9) .....         0.37%         0.18%        0.08%        0.02%          0.08%          0.11%
  Annualized net loan charge-offs
     (recoveries) to avg. loans (10).....        (0.03)%        0.02%        0.04%        0.27%          0.04%          0.03%
  Avg.  commercial loan internal risk
     ratings (9) ........................          3.9           3.8          3.8          3.9            3.8            3.9
  Avg. loan account balances (11) .......      $   172           171          162          161            157            149

INTEREST RATES AND YIELDS:
  Loans .................................         6.40%         5.98%        5.78%        5.58%          5.25%          5.27%
  Securities ............................         4.40%         4.42%        4.44%        4.34%          4.33%          4.00%
  Federal funds sold and other ..........         3.72%         3.90%        3.41%        2.72%          2.50%          2.20%
  Total earning assets ..................         5.72%         5.48%        5.34%        5.12%          4.90%          4.78%
  Total deposits, including
     non-interest bearing................         2.16%         1.80%        1.46%        1.30%          1.22%          1.21%
  Securities sold under
     agreements to repurchase............         2.50%         2.04%        1.60%        0.85%          0.51%          0.26%
  Federal funds purchased and
     FHLB advances.......................         3.22%         3.12%        2.61%        2.34%          2.14%          2.08%
  Subordinated debt......................         6.22%         5.98%        5.32%        4.77%          4.58%          3.54%
  Total deposits and other
     interest-bearing liabilities........         2.30%         1.98%        1.61%        1.42%          1.33%          1.31%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(DOLLARS IN THOUSANDS,                              SEPT           JUNE            MAR          DEC          SEPT         JUNE
    EXCEPT PER SHARE DATA)                          2005           2005           2005          2004         2004         2004
                                                    ----           ----           ----          ----         ----         ----
OTHER INFORMATION:
  Gains (losses) on sale of loans and
        loan participations sold:
      Mortgage loan originations:
        Gross loans originated ...............    $  31,066        27,239         21,360        17,584       22,382       16,061
        Gross fees (11) ......................    $     533           419            364           378          419          266
        Gross fees as a percentage of
          mortgage loans originated ..........         1.72%         1.54%          1.70%         2.14%        1.87%        1.66%
      Loan participations sold ...............    $     (26)          152            (15)           56          219          116
  Gains on sales of investment securities, net    $       -             -            114             -          109            -
  Brokerage account assets, at
        quarter-end(13) ......................    $ 428,000       419,000        400,000       398,000      368,000      344,000
  Floating rate loans as a
        percentage of loans (14) .............         56.4%         55.9%          55.5%         56.0%        55.8%        52.5%
  Balance of loan participations sold to other
        banks and serviced by Pinnacle, at
        quarter end ..........................    $  55,887        64,474         58,844        57,678       53,343       58,530
  Total core deposits
        to total funding (15) ................         60.7%         57.3%          58.7%         60.8%        61.8%        59.8%
  Total assets per full-time equivalent
        employee .............................    $   6,396         5,952          5,988         5,960        5,909        5,776
  Annualized revenues per full-time equivalent
        employee .............................    $   228.9         227.0          233.6         246.7        235.6        220.8
  Number of employees (full-time
        equivalent) ..........................        153.0         146.5          131.5         122.0        116.0        101.5
  Associate retention rate (16) ..............         95.5%         96.6%          99.2%         98.4%        97.4%        97.5%

-----------
(1) Book value per share computed by dividing total stockholders' equity by common shares outstanding

(2) Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

      Equity to total assets - End of period total stockholders' equity as a percentage of end of period assets.

      Leverage - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

      Tier one risk-based - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

      Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

(3)   Ratios are presented on an annualized basis.

(4) Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

(5) Total revenue is equal to the sum of net interest income and noninterest income.

(6) Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(7) Growth rates are calculated by dividing amounts for the current quarter by the same quarter of the previous year.

(8) During the fourth quarter of 2004, the Company incurred two large commercial charge-offs of approximately $850,000 which had been previously on nonaccruing status. During the third quarter of 2005, the Company recorded a recovery of $230,000 related to one of these commercial loans.

(9) Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Additionally, loans rated "8" or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

(10) Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

(11) Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

(12) Amounts are included in the statement of income in "Gains on the sale of loans and loan participations sold".

(13) At fair value, based on information obtained from the company's third party broker/dealer for non-FDIC insured financial products and services.

(14) Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle's prime lending rate or other factors.

(15) Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

(16) Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.